Exhibit 10.4

CONVERTIBLE DEBENTURE

Amount $_______________                                                                                                                              _______________   _____, 2013

________________________, _______________
                  City                                   State

FOR VALUE RECEIVED, Cardinal Energy Group, Inc a Nevada Corporation (“Maker") promises to pay to _____________________________________ ("Holder") the aggregate principal sum of _____________________________($______________) together with interest on the unpaid principal amount outstanding from time to time at an annual rate equal to eight percent (8%), calculated on an actual 365 day basis.

Accrued interest shall be due and payable on a quarterly basis (on the 10th business day following the last day of each quarter). Interest payments will begin within 90 days after the execution of this Convertible Debenture.  All outstanding principal and interest shall be due and payable on or before the two (2) year anniversary date of this Convertible Debenture.

All payments made on account of the indebtedness evidenced by this Convertible Debenture shall be made in currency and coin of the United States of America which shall be legal tender for public and private debts at the time of payment. Said payments are to be made at such place as Holder may from time to time appoint.

Amounts due under this Convertible Debenture may be prepaid without any penalty or premium of any nature.

Holder shall have the option, at Holder’s sole discretion, to either (a) receive repayment of all outstanding principal and accrued interest due hereunder in cash as provided above or (b) convert this Convertible Debenture into the Maker’s common shares at the pre-set market price of $1.00 per share in whole or in part, which option shall be exercised on or before the two (2) year anniversary date of this Convertible Debenture, or, if earlier, upon the prepayment of this Convertible Debenture.  The foregoing option shall be exercised by Maker providing written notice to Holder of Maker’s intent to pay or prepay this Convertible Debenture not less than thirty (30) days prior to such payment date, which notice shall include a written “election of option” form for execution by Holder.  Holder shall return said election of option form, indicating Holder’s option selection, not less than three (3) days prior to the scheduled payment date, and Maker shall then make payment or conversion accordingly.  Should Holder fail to timely respond in writing with respect to Holder’s option, Holder shall be deemed to have elected to receive a cash repayment of this Convertible Debenture, and the conversion option shall thereupon expire and be held for naught.

The occurrence of anyone of the following events shall constitute a default ("Event of Default") by Maker: (a) if Maker fails to make any payment hereunder within five (5) days such payment is due; (b) if any of Maker's assets are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and such attachment, levy, writ or possession is not terminated within forty-five (45) days of the commencement thereof; (c) if a petition under the Bankruptcy Reform Act of 1978, as amended or any similar law or regulation shall be filed by or against Maker or if Maker shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against Maker for its dissolution or liquidation, or if Maker is enjoined, restrained or in any way prevented by court order or otherwise from conducting all or a material part of its business affairs and such petition, assignment, case, proceeding or order is not dismissed, terminated or vacated within forty-five (45) days of the commencement or entry thereof; or (d) the dissolution of Maker.

If an Event of Default has occurred and is continuing, the interest rate on this Convertible Debenture shall increase immediately by an increment of the lesser of (a) four percentage points (4%) or (b) the maximum rate permitted by law.

At the election of Holder, and without notice, the principal balance remaining unpaid under this Convertible Debenture, and all unpaid interest accrued thereon, shall be and become immediately due and payable in full in the case of the occurrence of an Event of Default.

Holder shall not, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth therein. The rights, remedies and powers of Holder, as provided in this Convertible Debenture are cumulative and concurrent, and may be pursued against Maker all at the sole discretion of Holder.

If any suit or action is instituted or attorneys are employed to collect this Convertible Debenture or any part thereof, whether or not any lawsuit is filed with respect thereto, Maker promises and agrees to pay all reasonable costs and expenses of every kind and nature of collection, protection and enforcement including, without limitation, reasonable attorneys' fees and court costs.

This Convertible Debenture may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Convertible Debenture. Maker waives, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand on this Convertible Debenture, or on any pledge agreement, mortgage, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Convertible Debenture.

Every provision of this Convertible Debenture is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

Time is of the essence hereof.

THIS CONVERTIBLE DEBENTURE HAS BEEN DELIVERED AND ACCEPTED IN THE STATE OF OHIO. MAKER HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN FRANKLIN COUNTY, OHIO. MAKER HEREBY WAIVES THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER. THIS CONVERTIBLE DEBENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the undersigned has executed this Convertible Debenture on the day and year first written above.

Cardinal Energy Group, Inc

By: __________________________
     Timothy W. Crawford, CEO

ACCEPTANCE OF CONVERTIBLE DEBENTURE

By his execution below, Holder accepts this Convertible Debenture subject to the terms and provisions stated hereinabove.

Further, Holder represents and warrants that he is acquiring the Convertible Debenture, and will acquire any common shares issued upon conversion hereof, for investment purposes only, for his own account, and not for or with a view to resale within the meaning of the Securities Act of 1933, as amended (the "Act").  Holder understands that this Convertible Debenture and any common shares which may be issued upon conversion hereof have not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act.

By: _______________________________
                 Holder

__________________________________
                     Printed Name

Notices and payments are to be sent to the following:

For the Maker:

Cardinal Energy Group, Inc
c/o Timothy W. Crawford
6037 Frantz Road
Suite 103
Dublin, OH  43017

tim.crawford@cardinalenergygroup.com
FEIN: 26-0703223

For the Holder:

Name:                                               ________________________________

Address:                                           ________________________________

City / State / Zip Code:                     ________________________________

Tax ID number:                                ________________________________

Phone numbers:                              ________________________________

Email Address:                                 ________________________________

THIS CONVERTIBLE DEBENTURE INVOLVES A HIGH DEGREE OF RISK.
SALES WILL ONLY BE MADE TO ACCREDITED INVESTORS.

THESE ARE SPECULATIVE SECURITIES, INVOLVE A HIGH DEGREE OF RISK CONCERNING US AND OUR BUSINESS INCLUDING UNPROFITABLE BUSINESS OPERATIONS DURING THE PRIOR YEARS, IMMEDIATE AVAILABILITY OF FUNDS AND RELATED PARTY TRANSACTIONS, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR ENDORSED THE MERITS OF THIS PRIVATE PLACEMENT MEMORANDUM OR ENDORSED THE MERITS OF THIS PRIVATE PLACEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.  THE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION PROVIDED BY REGULATION 506 OF THE ACT, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO.  THE SECURITIES MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OR COUNSEL ACCEPTABLE TO US AND OUR COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THESE SECURITIES HAVE NEITHER BEEN REGISTERED WITH NOR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY.  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS PRIVATE PLACEMENT OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT, AND IT IS NOT INTENDED THAT ANY OF THEM WILL.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF US AND THE TERMS OF THE PRIVATE PLACEMENT, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THIS CONVERTIBLE DEBENTURE AND ITS ACCOMPANYING EXHIBITS SHOULD BE READ IN THEIR ENTIRETY BY ANY PROSPECTIVE INVESTOR PRIOR TO THE CONFIRMATION OF HIS INVESTMENT.

NO PERSON IS AUTHORIZED BY US TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM (THE “MEMORANDUM”) IN CONNECTION WITH THIS PRIVATE PLACEMENT.  THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.  THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER WITHIN ANY STATE TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL.  THIS MEMORANDUM AND THE INFORMATION CONTAINED HEREIN MAY NOT BE REPRODUCED OR USED IN ANY OTHER MANNER WITHOUT OUR EXPRESS WRITTEN CONSENT.  BY ACCEPTING DELIVERY OF THIS MEMORANDUM, EACH OFFEREE AGREES TO RETURN THE MEMORANDUM IF HE/SHE DOES NOT PURCHASE THE SHARES OFFERED HEREBY.

THE CONTENTS OF THIS OFFERING SHOULD NOT BE VIEWED OR RELIED UPON AS LEGAL OR TAX ADVICE.  EACH INVESTOR SHOULD CONSULT HIS OWN ATTORNEYS, ACCOUNTANTS AND OTHER ADVISORS IN REGARD TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS INVESTMENT.

JURISDICTIONAL STATEMENT

THE CONVERTIBLE DEBENTURES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATES OR COUNTRIES, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION CONTAINED IN REG. 506 OF THE ACT, REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE CONVERTIBLE DEBENTURES ARE SUBJECT TO RESTRICTION OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE CONVERTIBLE DEBENTURES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS PRIVATE PLACEMENT OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REGULATION 506 AND INVESTOR SUITABILITY

To ensure that the Convertible Debentures are acquired only by suitable investors, each prospective investor must represent in writing to us (a) that he/she has adequate means of providing for his/her current needs and personal contingencies and has no need to sell the Convertible Debentures in the foreseeable future (that is, at the time of the investment, the prospective investor can afford to hold the investment for an indefinite period of time); (b) that he/she, either alone or with his/her duly designated Purchaser Representative, has such knowledge and experience in business and financial matters that he/she is capable of evaluating the risks and merits of an investment in the Convertible Debentures; and, (c) he, she or it is an accredited investor.  Such representations will be made by each investor in the Subscription Agreement, a copy of which is attached hereto.  Each prospective investor will be required to substantiate the accuracy of such representations.

Regulation D of the Securities Act of 1933, as amended, defines an accredited investor to include, in part, an individual who:  (a) has a personal net worth in excess of $1,000,000, exclusive of the individual’s residence; or (b) any person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.  For the purposes of Regulation D, net worth excludes the value of an investor’s home.  In the case of a corporation, the corporation must have total assets in excess of $5,000,000.

It should be noted that the above-described suitability standards adopted by us are minimum requirements for prospective purchasers of the Convertible Debentures and that the satisfaction of those standards does not necessarily mean that the Convertible Debentures are a suitable investment for a prospective purchaser. Subject to the limitations imposed by federal and state securities laws we may modify the above standards to allow for the sale to a limited number of unaccredited investors.

Execution documents (containing instructions, two copies of the Subscription Agreement, Investor Questionnaire and a Purchaser Representative Questionnaire) have been delivered to each prospective investor with a copy of this Memorandum.  Each investor must complete and execute these documents in accordance with the instructions and resubmit all documents.  Any person or entity serving as Purchaser Representative will be required to complete, execute and submit a Purchaser Representative Questionnaire.

SUMMARY OF OUR OFFERING

The Convertible Debenture

Following is a brief summary of the Convertible Debenture:

Securities being offered	Convertible Debentures
Offering price per Convertible Debenture	Face Amount (with a $15,000 minimum investment)
Term of Convertible Debenture	Maturity of Two Years (2)
Proceeds to us	$1,500,000 if all of the Convertible Debentures are sold
Number of shares of common stock outstanding before the offering.	34,500,000
Number of shares outstanding if the maximum number of Convertible Debentures are sold and all Debentures are converted to common stock.	36,000,000

USE OF PROCEEDS

TOTAL AMOUNT OF CONVERTIBLE DEBENTURE $1,500,000

Gross proceeds	$1,500,000
Offering expenses	$25,000
Net proceeds	$1,475,000

The net proceeds will be used as follows:

General Administrative	$275,000
Offering Expenses	$25,000
Froggett Farm Project	$1,200,000

The offering expenses are comprised of legal, accounting, printing and transfer fees.

General administrative expenses are comprised of office rent, purchase of office equipment, travel, utilities and other incidental costs associated with our operations.

With respect to the Froggett Project, located in Metcalfe County, Kentucky we intend to acquire a 100% working interest in 10 producing oil wells, ancillary equipment, complete the remediation of the 10 existing wells and drill and complete 5 additional development wells.

At the present time we do not own any interest in the Froggett Farm Project.  If we do not acquire any interest therein, all money raised in this private placement will be allocated to working capital and used to expand our operations and discussed in our Form 8-K filed with the SEC on October 4, 2012.

Further, we reserve the right to adjust any of the foregoing amounts or the intended use of the proceeds without further notice to you.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

The convertible debenture is offered by us on a “best efforts” basis.  There has been no provision made for escrowing any of the funds received from subscriptions for this offering.  All funds received by our company from subscription will be immediately available to us for the purposes set forth herein.

To the extent permitted by federal, state and foreign securities laws in the applicable jurisdiction, our officers and directors will affect offers and sales of the convertible debenture to prospective investors.

We are privately selling up to $1,500,000 of convertible debentures with a $15,000 minimum investment.  Any funds received by us will immediately be used by us.  There will be no refunds under any circumstances.

We will sell the convertible debenture in this offering through our officers and directors. They will receive no commission from the sale of any such debentures. They will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the private placement of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.  The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the private placement, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and private placement of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be one of our officers and directors at the end of the private placement and have not been during the last twelve months and are currently not broker-dealers or associated with a broker-dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Officers and directors will not be able to purchase the convertible debenture in this offering.

Procedures for Subscribing

If you decide to subscribe to the convertible debenture in this offering, you must

1.  Execute and deliver a subscription agreement to us for acceptance or rejection,
2.  Complete, execute and deliver a suitability questionnaire to us, and
3.  Deliver a check or certified funds to us for the face amount of the debentures being acquired.

All checks for subscriptions must be made payable to CARDINAL ENERGY GROUP, INC. and be accompanied by an executed subscription agreement and suitability questionnaire.

Right to Reject Subscriptions
We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

The Convertible Debentures

Each Convertible Debenture is one in a series authorized for issuance by the Company on December 3, 2012.  The aggregate principal amount of the Convertible Debenture is $1,500,000.  Each Convertible Debenture will be issued in a minimum of $15,000 in face value, with increments of $5,000 for investments greater than $15,000 (although the Company reserves the right, in the sole and absolute discretion of its Managers, to accept subscriptions for and issue Convertible Debentures in face values of less than $15,000).  The purchase price paid by an Investor will be the face value of the Convertible Debenture issued to the Investor.

The Company’s Convertible Debentures are expected to be the only debt-securities issued by the Company, and will be senior to all rights of owners of the Company in liquidation.  The Convertible Debentures will be fully non-recourse, with no person or entity having personal liability for the Notes.  The Convertible Debentures will not be secured by any collateral.

The Convertible Debentures will be issued with maturities of two (2) years (“Maturity”), measured from the issuance date of the Convertible Debenture (being the date of the Company’s acceptance of the Investor’s Subscription Agreement).  The interest rate of each Convertible Debenture will be 8% per year.  Interest will be paid quarterly in arrears and will be payable in full together with repayment of the Principal on the Maturity date.

The Maturity Date will be established by the Investor at the time of his/her/its subscription for the Convertible Debenture.  Once the Subscription Agreement is accepted by the Company, the Maturity date of each Convertible Debenture will be fixed and not subject to change.

Any Convertible Debenture may be called for prepayment, in part or in whole, at any time at the discretion of the Managers.  No prepayment or early redemption penalty or fee will be payable in the event of prepayment.

The Convertible Debentures will be convertible into common stock of the Company, at the option of the investor, upon the date of prepayment or Maturity.  The Company will give written notice to each investor of the date upon which the Company intends to repay the Convertible Debenture, and the investor will have not less than 30 days thereafter to make his/her/its election.  If the investor elects to convert into common stock, the entire Principal balance of the Convertible Debenture, together with all accrued interest thereon, will be converted at the rate of one (1) share of the Company’s common stock for each $1.00 due to the investor.

Restrictions on Transfer

The Convertible Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) nor under the securities laws of any state (“Blue-Sky Laws”), and are being offered in reliance on exemptions from registration under the Securities Act and Blue-Sky Laws.  Each prospective Investor is required to represent that the Convertible Debentures are being acquired for such Investor’s own account for investment purposes, and not with a view to resale or distribution.  The Convertible Debentures may not be sold or transferred or otherwise disposed of by a holder thereof unless they have been registered under the Securities Act and relevant Blue-Sky Laws, or unless an exemption from such registration is available.  Each of the Convertible Debentures will bear one or more legends relating to the foregoing.

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:
*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which may be issued upon conversion of the convertible debentures being sold pursuant to this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming that all convertible debentures are converted, present stockholders will own approximately 95.833% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Reports

After we complete this private placement, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Empire Stock Transfer, Inc., 7251 West Lake Mead Boulevard, Las Vegas, Nevada 89128. Their telephone number is (702) 562-4037.